Exhibit 16

June 8, 2023

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

SECPSletters@sec.gov

100 F Street, NE

Washington, D.C. 20549

We have read the statements of NB Bancorp, Inc., included in the prospectus under the heading “Change in Auditor,” contained within its Registration Statement on Form S-1 filed on June 9, 2023, and we agree with such statements concerning our firm.

/s/ G.T. Reilly & Company

G.T. Reilly & Company

Milton, Massachusetts